Exhibit 15.2

ARIK ESHEL, CPA & ASSOC., PC

Certified Public Accountants and Consultants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-65904 and No. 333-146265) and Forms F-3/A (No. 333-114504 and No. 333-130632) of ViryaNet Ltd. of our report dated October 29, 2009, relating to the financial statements which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 20-F.

/s/ Arik Eshel, CPA & Assoc., PC

New York, NY, USA

October 29, 2009